UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 8, 2024

i3 Verticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38532	82-4052852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Burton Hills Blvd., Suite 415 Nashville, TN		37215
(Address of principal executive offices)		(Zip Code)
(615) 465-4487
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 Par Value	IIIV	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

As provided in General Instruction B.2 of Form 8-K, the information contained in Item 2.02 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2 hereto) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 2.02.    Results of Operations and Financial Condition.
On August 8, 2024, i3 Verticals, Inc. (the “Company”) issued a press release announcing the results of its operations for the three and nine months ended June 30, 2024. A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 2.02.
The Company has also prepared a supplemental presentation (the “Supplemental Presentation”) providing certain supplemental financial information for the three and nine months ended June 30, 2024. A copy of the Supplemental Presentation is furnished as Exhibit 99.2 hereto and is hereby incorporated by reference into this Item 2,02. A copy of the Supplemental Presentation is also available on the Investors section of the Company’s website, www.i3verticals.com.
Item 8.01.    Other Events.
On August 8, 2024, in the press release issued by the Company announcing the results of its operations for the three and nine months ended June 30, 2024, as noted above, the Company also announced that its Board of Directors had approved a new share repurchase program for the Company’s Class A common stock, under which the Company may repurchase up to $50 million of outstanding shares of Class A common stock. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
This share repurchase program will terminate on the earlier of August 8, 2025, or when the maximum dollar amount under this authorization has been expended. Pursuant to this authorization, repurchases may be made from time to time in the open market, through privately negotiated transactions, or otherwise. In addition, any repurchases under the authorization will be subject to prevailing market conditions, liquidity and cash flow considerations, applicable securities laws requirements (including under Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934, as applicable), and other factors.
Taking into account restrictions under the Company’s credit agreement, the Company does not anticipate making any repurchases under this authorization until the closing of the transactions under the securities purchase agreement dated as of June 26, 2024, entered into by the Company with Payroc Buyer, LLC, a Delaware limited liability company ("Payroc"), whereby Payroc would acquire the Company’s merchant of record payments business, including its associated proprietary technology. This share repurchase program does not require the Company to acquire any amount of shares of Class A common stock, and may be extended, modified, suspended or discontinued at any time.
Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press release issued by i3 Verticals, Inc. on August 8, 2024
99.2	Supplemental Presentation
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 8, 2024

i3 VERTICALS, INC.

By:	/s/ Clay Whitson
Name:	Clay Whitson
Title:	Chief Financial Officer